                                  EXHIBIT 15

                       To Cyprus Amax Minerals Company's
                         Quarterly Report on Form 10-Q
                   For the Quarter Ended September 30, 1999

                                  EXHIBIT 15

November 11, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

We are aware that Cyprus Amax Minerals Company has included our report dated November 11, 1999 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-Q for the quarter ended September 30, 1999, which is incorporated by reference in each of the following:

  (a) Registration Statements on Form S-8 (Nos. 33-1600, 33-22939 and 33-53792) with respect to Cyprus Amax Minerals Company Savings Plan and Trust.

  (b) Registration Statements on Form S-8 (Nos. 33-1603, 33-21501 and 33-53794) with respect to the Management Incentive Program of Cyprus Amax Minerals Company and its participating subsidiaries.

  (c) Registration Statement on Form S-8 (No. 33-52812) with respect to the Stock Plan for Non-Employee Directors of Cyprus Amax Minerals Company.

  (d) Registration Statement on Form S-8 (No. 33-51011) with respect to the 1988 Amended and Restated Stock Option Plan of Cyprus Amax Minerals Company.

  (e) Registration Statement on Form S-8 (No. 33-61141) with respect to the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees.

  (f) Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-36413) with respect to the Cyprus Amax Minerals Company Savings Plan and Trust.

  (g) Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-54097), as amended, with respect to Cyprus Amax Minerals Company and Cyprus Amax Finance Corporation.

  (h) Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-54097) with respect to Cyprus Amax Minerals Company $250 million 7 percent Notes due May 15, 2007.

  (i) Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-62145) with respect to Cyprus Amax Minerals Company and Cyprus Amax Finance Corporation $600 million Shelf Registration.

We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/s/  PricewaterhouseCoopers LLP

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